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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and the use of our report dated March 28, 2003 (except for Note 18, as to which the date is June 9, 2003), with respect to the financial statements and schedules of Crown American Realty Trust, as amended, incorporated by reference in this Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Pennsylvania Real Estate Investment Trust.

/s/ ERNST & YOUNG LLP

McLean, Virginia
September 25, 2003

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  Exhibit 23.2
Consent of Independent Auditors